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                                                                   EXHIBIT 10.23

                                 FIRST AMENDMENT
                                     TO THE
                           THIRD AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This First Amendment to the Third Amended and Restated Employment Agreement (this "AMENDMENT"), dated October 3, 2005, is entered into by and between Prentiss Properties Trust, a Maryland real estate investment trust (the "COMPANY"), and Michael V. Prentiss (the "EXECUTIVE").

                                    RECITALS

         A. The Company and the Executive entered into that certain Third Amended and Restated Employment Agreement dated as of January 1, 2004 (the "EMPLOYMENT AGREEMENT"), which provides for, among other things, the provision of certain continuing benefits in the event of the termination of the Executive without cause or a change in control, including but not limited to health insurance benefits, office space, secretary usage, airplane usage and clubs and physicals.

         B. In order to more clearly specify the rights of the Executive under the Employment Agreement, the Company and the Executive hereby amend the Employment Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

                                    AGREEMENT

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, promises and obligations of the parties provided for in this Amendment, and the benefits to be received by the Executive, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto adopt the following as an amendment to the terms of the Employment Agreement:

         1. Benefits. The medical, vision, dental, health (including but not limited to annual physicals) and prescription drugs benefits to be provided to the Executive and his Dependents for three years after the date of the Executive's death, disability or Termination Without Cause, termination of employment by the Executive or the resignation of the Executive after a Change of Control (such three-year period, the "CONTINUATION PERIOD") at the Company's expense in accordance with Paragraphs 8 and 9 of Section B of the Employment Agreement are hereby agreed to refer to medical, vision, dental, health and prescription drugs benefits, long-term disability coverage and life insurance and other death benefit coverage that are no worse than the level of such benefits and policies provided to the Executive by the Company as of the date of this Amendment and the current terms thereof, including but not limited to similar deductibles, co-payments and solvency and rating of the insurance company providing coverage, all as set forth on Schedule A attached hereto. The Executive shall be able to participate in the Company's benefit plans or the benefit plans of any successor or assign, including but not limited to any deferred compensation plans, after any Change in Control if he is retained as trustee, consultant or otherwise. The Executive will also be entitled to maintain any deferrals made in the Company's deferred compensation plan or any successor plans (with any balance in the current plans being rolled over into such successor plan) without payment of any taxes or penalties.

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         2. Post Continuation Period Benefits. The Executive shall have the right, in his sole discretion, to extend the medical, vision, dental, health and prescription drugs insurance benefits provided under the Employment Agreement after the expiration of the Continuation Period for an indefinite period of time; provided, however, the Company will not bear the premiums related to such insurance after the expiration of the Continuation Period, but the Company shall use its best efforts to obtain the group rate or otherwise to negotiate a low rate for participation in such insurance for the Executive.

         3. Offices. Paragraph 8 and 9 of Section B of the Employment Agreement provide that the Executive shall be entitled to retain his current or a similar office during the Continuation Period. The Executive's current office, conference room and staff offices have the dimensions specified in Schedule B attached hereto. For the purposes of clarification of what constitutes the above "similar office," the office to be provided to the Executive for the Continuation Period at the Company's expense is hereby agreed to refer to an office of the Executive's choosing located in a grade A office building in Dallas, Texas or the surrounding area that is exterior office space and is not less than the square footage specified in Schedule B. Such offices shall contain at least the same level of amenities as the Executive's current office, have staff offices that are contiguous with the Executive's offices and accommodate all of the office equipment that the Executive determines to be necessary for such offices. The offices provided during the Continuation Period shall not be located in the office building in which they are currently located. The Executive shall have such rights as are traditionally afforded to other tenants in the building in which such office shall be provided, including tenant improvements of at least $40.00 per square foot. The Executive shall be entitled to at least three parking places free of charge adjacent to his office.

         4. Staff. The secretary to be provided in accordance with Paragraphs 8 and 9 of Section B of the Employment Agreement shall be Executive's current secretary or any such replacement secretary as the Executive may name in his sole discretion from time to time during the Continuation Period, and the accountant referred to in Paragraphs 4(c), 8 and 9 of Section B of the Employment Agreement is the Executive's current accountant or any such replacement accountant as the Executive may name in his sole discretion from time to time during the Continuation Period. During the Continuation Period, both the secretary and the accountant shall, at sole option of the Executive, be employed by the Company and shall be compensated and provided benefits by the Company at least at the rates and terms that each of them currently receives, including participation in the 401(k) plan and cafeteria plan, as of the date of this Amendment as set forth on Schedule C with raises and annual bonuses consistent with past practices. Any replacements of the secretary or accountant during the Continuation Period may, in Executive's sole discretion, be compensated by the Company up to the same rate as their predecessors during the remainder of the Continuation Period and provided bonuses and raises up to the amounts provided to past secretaries and accountants of the Executive.

         5. Tax and Estate Planning. The tax and estate planning services to be provided during the Continuation Period in accordance with Paragraphs 4(c), 8 and 9 of Section B of the Employment Agreement shall be provided by a third party not affiliated with the Company selected by the Executive in his sole discretion. It is understood and acknowledged by both parties that the initial costs for providing such tax and estate planning services may be significant and all such costs during the Continuation Period shall be paid by the Company.

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         6. Dues. In accordance with Paragraphs 4(d), 8 and 9 of Section B of the Employment Agreement, the Company will continue to reimburse the Executive during the Continuation Period for all of the country club fees and dues set forth on Schedule D, with such increases as are required from such clubs to maintain the level of rights and privileges as the Executive enjoys as of the date of this Amendment.

         7. Aircraft. The Executive shall have the right to use up to 100 hours of flight time per year during the Continuation Period on a Challenger 300 (the "COMPANY AIRCRAFT") through Bombardier Aerospace Corporation dba FlexJet ("FLEXJET") or any successor or replacement fractional ownership service or otherwise (collectively, the "FRACTIONAL SERVICE"), at the Company's expense pursuant to the Management Agreement, dated as of March 15, 2005 between FlexJet and Prentiss Properties Continental LLC or any successor agreement with materially similar terms. The Executive may use the Company Aircraft for any purpose whatsoever during the Continuation Period, including any personal, business or other uses, including but not limited to vacations and business meetings unrelated to the Company; provided, however, that the Executive shall reimburse the Company for his use of the Company Aircraft at the per flight hour rate equal to $2,435.00, as adjusted each January 1 of the greater of (i) 3.75% or (ii) the "Consumer Price Index for all Urban Consumers--U.S City average," as published by the Bureau of Labor Statistics. The Executive shall have the right to purchase the Company's right to use the Company Aircraft upon the expiration of the Continuation Period upon the payment of $100,000. The Company shall enter into an option agreement memorializing the Executive's purchase option in the form of Exhibit A.

         8. Employment Agreement. This Amendment is intended to clarify and specify certain rights and privileges of Executive set forth in the Employment Agreement. The Employment Agreement shall continue in full effect after giving effect to this Amendment.

         9. Entire Agreement; Amendment; Assignment. This Amendment, along with the Employment Agreement, constitute the entire understanding between the parties hereto with respect to the subject matter hereof. This Amendment shall not be modified in any manner other than pursuant to a writing signed by or on behalf of both of the parties hereto. This Amendment shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto. The Executive may not assign his rights except his rights to benefits hereunder may be transferred by will or operation of law.

         10. Applicable Law. This Amendment will be governed and construed in accordance with the laws of the State of Texas.

         11. Titles and Headings. Titles and headings to sections and paragraphs in this Amendment are inserted for reference only and are not intended to be a part of or to affect the meaning or interpretation of this Amendment.

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         12. No Third-Party Beneficiaries. This Amendment is solely for the benefit of the parties to this Amendment and, except to the extent the Company is affected hereby, should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or actions or other right in excess of those existing without reference to this Amendment.

         13. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same instrument.

         14. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Amendment, each party hereto acknowledges that the obligations of the parties hereto shall be specifically enforceable.

         15. Further Assurances. The parties hereto will execute and deliver or cause to be executed and delivered such further instruments and documents and will take such other actions as any other party to this Amendment may reasonably request in order to effectuate the purpose of this Amendment and the Employment Agreement and to carry out the terms thereof.

                            [SIGNATURE PAGE FOLLOWS]




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.



                                             THE EXECUTIVE



                                             /s/ Michael V. Prentiss
                                             ----------------------------------
                                             Michael V. Prentiss



                                             THE COMPANY

                                             PRENTISS PROPERTIES TRUST





                                             By: /s/ Thomas F. August
                                                 ------------------------------
                                             Name:  Thomas F. August
                                             Title: President and
                                                    Chief Executive Officer